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                                    EXHIBIT 4.6


                               SUBSCRIPTION AGREEMENT


                         AMERICAN TECHNOLOGIES GROUP, INC.


American Technologies Group, Inc.
1017 South Mountain Avenue
Monrovia, CA  91016


Ladies and Gentlemen:

     The undersigned Gaines P. Campbell, Jr. (the "Holder") understands that American Technologies Group, Inc., a Nevada corporation (the "Company"), is offering to sell to the Holder, and the Holder wishes to purchase $1,000,000 principal amount of the Secured Convertible Debentures due June 30, 2003 in the form attached hereto as Exhibit A (the "Initial Debenture") and $500,000 principal amount of the Secured Redeemable Convertible Debentures due four years after issuance (the "Second Debenture" and together with the Initial Debenture the "Debentures"). The Holder further understands that the offering and sale is being made without registration of the Debentures and shares of Common Stock issuable upon conversion thereof (the Debentures and shares of Common Stock issuable upon exercise thereof are hereinafter sometimes referred to as the "Securities") under the Securities Act of 1933, as amended (the "Securities Act"), and is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

     1. SALE OF THE DEBENTURES. Upon the basis of the representations and warranties, and subject to the terms and conditions set forth in this Agreement, the Issuer covenants and agrees to sell and the Holder agrees to purchase the Initial Debenture upon execution of this Agreement and the Second Debenture upon the effective date (the "Effective Date") of the Company's Registration Statement on Form S-3 (Registration No. 333-68327), provided such Effective Date occurs on or before October 1, 1999.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Holder as follows on the date hereof and as of the Effective Date.

          (a) The Common Stock issuable upon the conversion of the Debentures has been duly authorized and, when issued and delivered to the Holder in accordance with the terms of said Debentures, will be validly issued, fully paid and nonassessable.

          (b) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or



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qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company.

          (c)  The Company has registered its Common Stock pursuant to
Section 12 of the Exchange Act. The Company has filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) calendar months immediately preceding the date hereof.

          (d) Neither the issuance of the Securities, the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transaction contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body administrative agency or other governmental body, agency or official or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or by-laws, or other organizational documents, of the Company or any of its subsidiaries or (ii) conflicts or will conflict with, or constitutes or will constitute a material breach of, or default under, (or if any of the foregoing occurs it will not have a material adverse affect on the Company) any material agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, or any of its subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (e) The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, and the Company has full corporate and legal power to enter into this Agreement and perform all of its obligations hereunder.

          (f) Exhibit B and Exhibit C attached hereto and incorporated herein as though set forth in full set forth all patents, patent applications, trademarks, trademark applications and other intangible properties related to the Company's IE-TM- technology as described in the referenced patents and patent applications and any technology related thereto (all of the foregoing being herein called "Intangibles") that the Company owns or has pending free and clear of all liens.

          (g) Management of the Company will use its best efforts to have the Company's Board of Directors appoint James Hennen to fill a vacancy on the Board at its next meeting which is anticipated to be held within the next 30 days.

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     3.   REPRESENTATIONS AND WARRANTIES OF THE HOLDER.  The Holder hereby represents and warrants to the Company as follows:

          (a) The Holder is aware that no federal of state agency has passed upon the Common Stock or made any finding or determination concerning the fairness of this investment.

          (b) The Holder has had an opportunity to ask questions of and receive answers from representatives of the Company, concerning the terms and conditions of this investment.

          (c) The Securities for which the Holder hereby subscribes will be acquired for the Holder's own account, for investment only and not with a view toward resale or distribution in a manner which would require registration under the Securities Act.

          (d) The Holder acknowledges that, until a registration statement is declared effective by the SEC, there are substantial restrictions on the transferability of shares of Common Stock as required pursuant to federal and state securities laws. The Holder further agrees to be responsible for compliance with all conditions on transfer imposed by any state blue sky or securities law. The Holder acknowledges that each certificate representing the shares of Common Stock issued upon conversion of the Debentures prior to the effective date of a registration statement covering such shares shall be stamped with a restrictive legend substantially similar to the following:

          "The securities evidences by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act), or any state securities laws, and may not be offered or sold, transferred, pledged, hypothecated or otherwise disposed of except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities) or (iii) if an exemption from registration under such Act is available.

          Notwithstanding the foregoing, the securities evidenced by this certificate are also subject to the registration rights set forth in that certain Subscription Agreement by and between the Holder hereof and the Company, a copy of which is on file at the Company's principal executive office."

          (e) The Holder is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Holder has a net worth in excess of $1,000,000. The Holder agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the subscription.

     4.   RESTRICTIONS ON TRANSFER.

          The Debenture shall not be sold or transferred unless (i) it first shall have been registered under the Securities Act, (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or

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transfer is exempt from the registration requirements of the Securities Act,
(iii) written notice of such transfer and the name and address of such transferee has been received by the Company and (iv) the transferee shall first agree in writing to be bound by all provisions of this Agreement.

     5.   INDEMNIFICATION.

          (a) In the event that the Company registers under the Securities Act any of the Securities held by the Holder, the Company shall indemnify and hold harmless the Holder and each underwriter of such shares (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Holder or any such underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or the Exchange Act or otherwise, and except as hereinafter provided, shall reimburse the Holder and each of the underwriters and each such controlling person, if any, for any legal or other expenses reasonable incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in such registration statement or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Holder (insofar as indemnification of the Holder is concerned) or any underwriter (insofar as indemnification of any such underwriter is concerned) relating thereto expressly for use therein. Promptly after receipt by the Holder or any underwriter or any person controlling any of them, as the case may be, of notice of a claim to which the foregoing indemnification applies, the Holder or such other person shall notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Holder or such underwriter or controlling person, as the case may be, and the payment of expenses) insofar as such action shal relate to any alleged liability in respect of which indemnity may be sought against the Company. The Holder or any underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless: (i) the employment of such counsel has been specifically authorized by the Company, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties of any such action, suit or proceeding (including any impleaded parties) include both the person or persons seeking indemnification (the "indemnified person") and the Company and such indemnified person shall have been advised by its counsel that representation of the indemnified person and the Company by the same counsel would be inappropriate under the applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have

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the right to assume the defense of such action, suit or proceeding on behalf of such indemnified person). The Company shall not be liable to indemnify any person for any settlement by such person of any such action effected without the Company's consent.

          (b) The Holder shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all losses, claims, damages, expenses or liabilities or actions to which they or any of them become subject under the Securities Act or the Exchange Act or otherwise, and shall reimburse the Company, its officers and directors and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims damages, expenses, liabilities or actions arise out of or are based upon any information relating to the Holder furnished by or on behalf of the Holder in writing specifically for inclusion in such registration statement.

          (c) Any losses, claims, damages, liabilities and reasonable expenses for which an indemnified party is entitled to indemnification under Sections 6(a) and 6(b) of this Agreement shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities and expenses are incurred.

     6. BROKERS. Each of the Company and Holder hereby indemnifies and holds the other harmless from any liability for any brokers' or finders' fee with respect to this Agreement or the transactions contemplated hereby for which the Company or the Holder, as the case may be, is responsible.

     7. WAIVER AMENDMENT. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

     8. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, and no other person shall have any right or obligation hereunder. Neither this Agreement nor any right, remedy, obligation or liability without the prior written consent or other party and any assignment in violation hereof shall be void, provided that the Holder may assign its rights and obligations hereunder to any person acquiring some or all of the Securities, provided that such transfer (i) is made in accordance with Section 3 hereof and is not pursuant to an effective registration statement and (ii) such person agrees in writing to be bound by the terms hereof.

     9. CHOICE OF LAW: CONFLICT OF LAW: JURISDICTION AND VENUE. In the case of any dispute, question, controversy or claim arising among the parties hereto which shall arise out of or in connection with this Agreement, the same shall be submitted to arbitration before a panel of three arbitrators in Chattanooga, Tennessee in accordance with the rules of the American Arbitration Association. One arbitrator shall be appointed by the party or parties bringing the claims ("Claimant") and one arbitrator shall be appointed by the party or parties defending the

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claim ("Respondent").  The arbitrators selected by such parties shall be selected within thirty (30) days after notification by the Claimant to the Respondent that it has determined to submit such dispute, question, controversy or claim to arbitration. The two arbitrators so selected shall select a third arbitrator within thirty (30) days after the selection of the arbitrator selected by such parties. Should a party fail to select an arbitrator within the specified time period, or should the arbitrators selected by the parties fail to select a third arbitrator, the missing arbitrator or arbitrators shall be appointed by the Chattanooga, Tennessee office of the American Arbitration Association. The decision of the panel shall be final and binding on the parties and enforceable in any court of competent jurisdiction. The costs of the arbitration will be imposed upon the Claimant and Respondent as determined by the arbitration panel or, failing such determination, will be borne equally by the Claimant and the Respondent.
 The successful or prevailing party or parties shall be entitled to recover reasonable attorneys fees in addition to any other relief to which it may be entitled.

     10. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     11. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which will constitute one and the same instrument. However, in enforcing any party's rights under this Agreement it will be necessary to produce only one copy of this Agreement signed by the party to be charged.

     12. NOTICE. Any notice to be given or to be served upon any party in connection with this Agreement must be in writing and will be deemed to have been given and received upon confirmed receipt, if sent by facsimile, or two
(2) days after it has been submitted for delivery by Federal Express or an equivalent carrier, charges prepaid and addressed to the following addresses with a confirmation of delivery:

     If to the Company, to:

          American Technologies Group, Inc.
          1017 South Mountain Avenue
          Monrovia, CA 91016
          Attn: Lawrence J. Brady
          Telephone: (626) 357-5000
          Facsimile: (626) 357-4464

     If to the Holder, to:

          Gaines P. Campbell, Jr.
          1341 Birmingham Highway
          Chattanooga, Tennessee  37419
          Telephone: (423) 825-0815
          Facsimile: (423) 825-1037

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     With a copy to:

          Thomas A. Caldwell
          Baker, Donelson, Bearman & Caldwell
          1800 Republic Center
          633 Chestnut Street
          Chattanooga, TN  37450-1800
          Telephone: (423) 756-2010
          Facsimile: (423) 756-3447


The undersigned acknowledges that this Agreement shall not be effective unless and until accepted by the Company as indicated below.

Dated this 13th day of July, 1999.

By:  Gaines P. Campbell, Jr.
     -------------------------
     Gaines P. Campbell, Jr.

     THIS SUBSCRIPTION IS AGREED TO AND ACCEPTED BY THE COMPANY ON THE 13TH DAY OF JULY, 1999.


AMERICAN TECHNOLOGIES GROUP, INC.


By:  Lawrence J. Brady
     --------------------------
Name: Lawrence J. Brady
Title: Chief Executive Officer

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